UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 16, 2015

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File No.: 0-26823	73-1564280 (IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On October 16, 2015, Alliance Resource Partners, L.P.’s wholly-owned subsidiary Alliance Resource Operating Partners, L.P. entered into Amendment No. 1 (the “Credit Amendment”) to the Third Amended and Restated Credit Agreement dated May 23, 2012 (the “Credit Agreement”).

The Credit Amendment increased the baskets for capital lease obligations and sale-leasebacks under section 5.02 of the Credit Agreement from $10.0 million to $100.0 million.

The foregoing description of the Credit Amendment is qualified in its entirety by reference to Exhibits 10.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

10.1                        Amendment No. 1 to the Third Amended and Restated Credit Agreement dated as of October 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its managing general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date: October 22, 2015